                                                               EXHIBIT h(16)(ii)

                       AMENDMENT TO PARTICIPATION AGREEMENT

         THIS AGREEMENT is made by and among Security Life of Denver Insurance Company (the "Company"), a life insurance company organized under the laws of the State of Colorado, ING Variable Products Trust (the "Trust"), an open-end management investment company and business trust organized under the laws of the Common Wealth of Massachusetts, and ING Funds Distributor, Inc. (the "Distributor"), a corporation organized under the laws of the State of Delaware, (collectively, "the Parties").

         WHEREAS, the Parties executed a Participation Agreement dated May
1, 2001 (the "Participation Agreement"), between Security Life of Denver Insurance Company, Pilgrim Variable Products Trust, and ING Pilgrim Securities, Inc.

         WHEREAS, effective on March 1, 2002, Pilgrim Variable Products Trust and ING Pilgrim Securities, Inc. have amended their corporate entity names to ING Variable Products Trust and ING Funds Distributor, Inc., respectively.

         WHEREAS, the name of the "Pilgrim Variable Products Trust" series, as listed on Schedule B of the Participation Agreement, has been amended to "ING Variable Products Trust". As a result, the names of the Authorized Funds have also been amended. Pilgrim VP MagnaCap Portfolio has changed to ING VP MagnaCap Portfolio, Pilgrim VP Research Enhanced Index Portfolio has changed to ING VP Research Enhanced Index Portfolio, Pilgrim VP Growth Opportunities Portfolio has change to ING Pilgrim VP Growth Opportunities Portfolio, Pilgrim VP MidCap Opportunities Portfolio has changed to ING VP MidCap Opportunities Portfolio, Pilgrim VP Growth + Value Portfolio has changed to ING VP Growth + Value Portfolio, Pilgrim VP SmallCap Opportunities Portfolio has changed to ING VP SmallCap Opportunities Portfolio, Pilgrim VP International Value Portfolio has changed to ING VP International Value Portfolio, and Pilgrim VP High Yield Bond Portfolio has changed to ING VP High Yield Bond Portfolio.

         NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

         The Participation Agreement is hereby amended to reflect the current corporate entity and series names.

         FURTHER, the Participation Agreement is hereby amended by substituting for the current Schedule B an amended Schedule B in the form attached hereto.

Executed this 30 day of August 2002.
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                              SECURITY LIFE OF DENVER INSURANCE COMPANY
                              BY ITS AUTHORIZED OFFICER,

                              /s/ Lawrence D. Taylor
                              ---------------------------------
                              NAME:  Lawrence D. Taylor
                              TITLE: Senior Vice President
                                       Product Management Group

                              ING VARIABLE PRODUCTS TRUST
                              BY ITS AUTHORIZED OFFICER,

                              /s/ Michael J. Roland
                              ---------------------------------
                              NAME:  MICHAEL J. ROLAND
                              Title: EXECUTIVE VP

                              ING FUNDS DISTRIBUTOR, INC.
                              BY ITS AUTHORIZED OFFICER,

                              /s/ Michael J. Roland
                              ---------------------------------
                              NAME:  MICHAEL J. ROLAND
                              TITLE: EXECUTIVE VP

                                   Schedule B

                          ING VARIABLE PRODUCTS TRUST

Authorized Funds

         ING VP MagnaCap Portfolio - Class R Shares
         ING VP Research Enhanced Index Portfolio - Class R Shares ING VP Growth Opportunities Portfolio - Class R Shares ING VP MidCap Opportunities Portfolio - Class R Shares ING VP Growth + Value Portfolio - Class R Shares
         ING VP SmallCap Opportunities Portfolio - Class R Shares ING VP International Value Portfolio - Class R Shares
         ING VP High Yield Bond Portfolio - Class R Shares